UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2014

WEIS MARKETS, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of Principal Executive Offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the "Audit Committee") of Weis Markets, Inc. (the "Company") has conducted a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2014. The Audit Committee invited several firms to participate in this process.

As a result of this process, on February 3, 2014, the Audit Committee approved the engagement of Ernst & Young LLP ("E&Y") as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2014 and the dismissal of Grant Thornton from that role. Upon completion of their audit services for the fiscal year ended December 28, 2013, the Company will file an amendment to this Form 8-K with the specific date of dismissal of Grant Thornton and an update of the disclosures required by Item 304 (a)(1)(iv) and (v) of Regulation S-K through that date.

Grant Thornton is in the process of completing its audit of the Company's consolidated financial statements as of and for the fiscal year ended December 28, 2013 and, accordingly, the audit report for such period has not been issued. Grant Thornton's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended December 29, 2012 and December 31, 2011 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Grant Thornton on the effectiveness of internal control over financial reporting as of December 29, 2012 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 29, 2012 and December 31, 2011, respectively, and in the subsequent interim period through February 3, 2014, there were (i) no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in their reports on the Company's consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Grant Thornton with a copy of the disclosures it is making in this Current Report on Form 8-K (the "Report") prior to the time the Report was filed with the Securities and Exchange Commission (the "SEC"). The Company requested that Grant Thornton furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Grant Thornton's letter, dated February 7, 2014, is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On February 3, 2014, the Audit Committee approved the engagement of E&Y as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2014. In deciding to engage E&Y, the Audit Committee reviewed auditor independence and existing commercial relationships with E&Y and concluded that E&Y has no commercial relationship with the Company that would impair its independence. During the fiscal years ended December 28, 2013 and December 29 2012, respectively, and in the subsequent interim period through February 3, 2014, neither the Company nor anyone acting on its behalf has consulted with E&Y on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibit.

            16.1 Letter of Grant Thornton LLP dated February 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Senior Vice President, Chief Financial Officer,
and Treasurer
(Principal Financial Officer)

Dated: February 7, 2014

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Grant Thornton LLP dated February 7, 2014